                                                                   EXHIBIT 10.19



                                  TESSERA, INC.
                                  ADDENDUM TO
                          TCC MASTER LICENSE AGREEMENT


This Addendum Agreement ("Addendum") entered into between TESSERA, INC., a corporation organized under the laws of Delaware ("Tessera") and SHINKO ELECTRIC INDUSTRIES CO., LTD, a corporation organized under the laws of Japan ("Licensee") shall be effective as of the last date signed below. The parties to this Addendum agree to the following terms:


I. SUPPLEMENT TO AGREEMENT: This Addendum merely supplements certain provisions of the TCC Master License Agreement ("Agreement"). All provisions, including Definitions, contained within the Agreement are therefore incorporated herein. In the event any of the provisions of the Agreement and this Addendum conflict, the provisions contained in this Addendum shall supersede the conflicting provisions set forth in the Agreement.


II.    DEFINITIONS:


A. The term "High Performance" refers to TCMT, TCCs, MCMs, MCM Components, or other package or material made under or using the Technology, if permitted hereunder, which incorporates, on an element other than a semiconductor chip, an array of electrical contacts or bumps having a contact pitch less than 0.5 millimeter. The term "High Performance" further refers to any wafer level packaging using the Technology.

B. "Licensee's "Improvements" means device design modifications, derivatives, improvements, inventions or enhanced device specifications, relating to the TCC, TLS, TCMT, and MCMs, that may be made by Licensee (or Licensee's Supplier) based on Technology or arising out of technical information provided under the Agreement, or that may be proposed for incorporation into the Tessera Specifications during the term of the Agreement. Improvements shall not include any inventions of Licensee, (or patent for such invention) except to the extent that (1) such invention arises out of technical information or Technology hereunder, or (2) the use of such invention would infringe any patent of Tessera.


III.   LICENSEE'S IMPROVEMENTS:


       A. Licensee hereby grants to Tessera a (a) fully-paid, non-sublicensable, non-transferable, perpetual, right to use Licensee's Improvements, which includes rights under Licensee's Patents that are included within Licensee's Improvements as set forth in Paragraph II.B., above, and that have a first effective filing date during the term of the Agreement, to manufacture, have manufactured for Tessera, use or sell TCC, TLS, TCMT, MCM, and MCM Components.

       B. Tessera agrees that Licensee may use any Licensee's Improvements to which Licensee has granted to Tessera the rights and licenses described in this Paragraph III, and Licensee agrees that it shall not use Licensee's Improvements that have not been licensed in accordance with this Paragraph III.


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       C.     Licensee agrees to grant to the other licensees of Tessera a non-exclusive, nontransferable, non-sublicensable license under Licensee's Patents covering any inventions contained in such Licensee's Improvements which will have a first effective filing date during the term of the Agreement, on seasonable terms and conditions, provided that such other licensees grant to Licensee similar licenses under any of such other licensees' patents relating to any improvements developed by such other licensee on similar terms and conditions. In no event shall Licensee be under an obligation to grant such licenses to other licensees of Tessera, unless said Licensee's Improvements are used in items licensed hereunder which are sold externally to nonaffiliates or proposed for incorporation into the Tessera Specifications.

IV. CUSTOMER WAIVER: Tessera hereby grants Licensee a waiver of the requirement that Licensee's Customers must first execute and deliver to Tessera a Limited Second Source MCM Assembly License before receiving, assembling or using any Fine Pitch or High Performance TCC or any MCM Component containing Fine Pitch or High Performance TCC. Said Limited Second Source MCM Assembly Agreement shall hereinafter be deemed null and void.


V. OPTIONAL CUSTOMER STRATEGIC PARTNERSHIP PLAN: Licensee agrees to advise and distribute to Licensee's Customers an optional Strategic Partnership Plan, attached hereto as Schedule B.

VI. SUPPLIERS: Pursuant to the "Suppliers" Paragraph of the Agreement, Licensee may at its option enter agreements with a subcontracting supplier ("Supplier") for the manufacture of any TCC or TCMT or other package, material or service covered under the Technology. Moreover, as an alternative for Licensee's convenience, Tessera hereby agrees that Licensee will comply with its obligations with respect to its Suppliers, if Licensee and each such Supplier use the "Supplier's Supplemental Agreement" attached as Schedule A. In which case the following provisions apply:

       A. Licensee and any Supplier shall execute the Supplier's Supplemental Agreement attached hereto as Schedule A; and

       B. Licensee shall use its best efforts to ensure that each Supplier performs its duties and responsibilities under the attached Supplier's Supplemental Agreement; and

       C. Prior to any disclosure of Tessera technical information or prior to the manufacture of any item covered by the Technology, Licensee shall deliver an executed copy of such Supplier's Supplemental Agreement to Tessera.

VII. CONSIDERATION: Both Tessera and Licensee wish to improve upon the business relationship bound by the provisions of the Agreement. This Addendum's Limited Waiver (Paragraph IV) and Supplier Provision (Paragraph VI) are in furtherance of that goal. In consideration of the granting of these provisions, Licensee agrees to: (1) offer and distribute to Customers the optional Strategic Partnership Plan (Schedule
       B); and (2) accept the newly defined terms in Section II.

VIII. ENTIRE UNDERSTANDING: This Addendum along with the Agreement ("Addendum/Agreement") embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements between the parties not contained in this Addendum/Agreement. Any amendment or modification of any provision of this Addendum/Agreement must be in writing, dated and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Addendum as of the last date signed below.

TESSERA, INC.                             SHINKO ELECTRIC INDUSTRIES CO., LTD.

By:   /s/ JOHN W. SMITH                   By:  /s/ SUGIO UCHIDA
   --------------------------------          ----------------------------------
Name: John W. Smith                       Name:   Sugio Uchida
     ------------------------------            --------------------------------
Title:  President                         Title:   Managing Director
      -----------------------------             -------------------------------
Date:   11/17/94                          Date:     11/22/94
     ------------------------------            --------------------------------

                                   SCHEDULE A

SHINKO ELECTRIC INDUSTRIES CO., LTD.
80 Oshimada-Machi
Nagano City, 381-22
Japan

                       SUPPLIER'S SUPPLEMENTAL AGREEMENT

This Agreement is entered into as of this __ day of _________, 19__ (the "Effective Date"), between SHINKO ELECTRIC INDUSTRIES CO., LTD., a corporation organized under the laws of Japan ("Shinko") and Supplier, as identified below, for the manufacture or supply of materials, components and/or services using Tessera technical information or Technology licensed to Shinko by TESSERA, INC., a corporation of Delaware having a principal place of business at San Jose, California ("Tessera").

I. Scope:

WHEREAS, Shinko wishes to purchase and Supplier wishes to supply certain materials, components and/or services which may be made using Tessera Technology, technical information, or other intellectual property of Shinko and/or Tessera under provisions pertaining to such contained in that certain Master TCC License Agreement and any rightful addendum thereto (the "Master Agreement") between Tessera and Shinko; and,

WHEREAS, Shinko and Supplier wish to enter into a purchase order agreement or similar subcontract agreement (the "Subcontract") which complies with said Master Agreement for the manufacture or supply by Supplier to Shinko of such items and/or services;

IN CONSIDERATION OF RIGHTS GRANTED SUPPLIER HEREIN AND IN THE SUBCONTRACT, SUPPLIER AGREES TO THE FOLLOWING TERMS:

II.    DEFINITIONS: The following terms shall have the following meaning:

       "Packaging-Related", as applied to any item (including any information, idea, invention or know-how) means that such item is substantially related to the physical structures and/or stages of assemblies, components and/or methods for packaging, mounting or connecting semiconductor chips. Items which relate only to the electrical circuitry embodied in semiconductor chips or assemblies, and which do not relate to said physical structures or stages are not Packaging-Related.

       "Technology" means the inventions claimed under US Patents and US Patent applications set forth in any attached schedule, including re-issues, continuations, and corresponding foreign patents, as they relate to the manufacture, packaging and use of TCC, TLS, TCMT and MCMs, including all Packaging-Related know-how owned or controlled by Tessera and used by it as of the Effective Date for producing TCCs, TLS, TCMT and MCMs, and all Improvements to each of the foregoing during the term of this Subcontract.

       "Suppliers Improvements" means all modifications, derivatives, improvements, inventions or enhanced specifications upon device design or manufacture, relating to the TCC, TLS, TCMT, and MCMs, that may be made by Supplier based on Technology or arising out of technical information provided under this Subcontract, or that may be proposed for incorporation into the Tessera Specifications during the term of this Subcontract. Improvements shall not include any inventions of Supplier, (or Patent of Supplier for such invention) except to the extent that (1) such invention arises out of technical information or Technology hereunder; or (2) the use of such invention would infringe any patent of Shinko (or Tessera).

       A "TCC" is an IC device which is made or packaged under or using the Technology with an array of coplanar electrical contacts or bumps on a grid spacing ("BGA"). The package for a TCC is a thin compliant multi-layer structure mounted to the bonding pad side of an IC die, with permanent flexible electrical connections between at least certain ones of said bumps and corresponding bonding pad(s) on said IC die, where said pad(s) can be arranged on the perimeter, or the interior, or in an area array on the surface of said IC die.

       "TLS" means proprietary Tessera Laminated Substrates for MCMs and IC interconnect and/or packaging made under or using the Technology comprised of sub laminate signal layers and interconnecting interposer layers that may be individually personalized and assembled by means of lamination into electrical interconnecting substrates.

       "TCMT" for ICs is a flexible film made under or using the Technology made of one or more layers comprising a first layer of flexible film with electrical contact bumps arranged in an array, at least certain ones of said bumps being connected to one or more flexible conductors terminating in featured disposed and suitable for bonding to bonding pads of said IC.

       An "MCM" is an IC sub assembly, made under or using the Technology comprising at least one TCC, including the first wiring substrate it may be attached to, whether permanently attached or not, and further including those ICs, TCCs, components, heat spreaders, sealing caps, and sub assemblies that are ultimately attached or connected to the same first wiring substrate (all of the foregoing and nothing else), and where said IC Sub assembly is designed and intended for permanent or detachable connection, by means of a socket or other suitable method, to a greater electronic system for one or more of data, I/O, instructions, control signals, and access to system power and ground.

       An "MCM Component" is a partially completed MCM incorporating at least one TCC, whether permanently attached or not, and which may be arranged to allow for later removal of said TCC(s) and/or further incorporation of other TCCs, chips, passives, heat spreaders, sealing caps, or other components.

       "Tessera Specifications" means the specifications for TCMT, TCC, TLS, MCMs, and related packages and materials, a copy of which is attached hereto in its current form as Appendix A, as the same may be modified or amended from time to time by Tessera.

III. MANAGEMENT OF TRADE SECRETS AND INTELLECTUAL PROPERTY: Supplier agrees that Supplier shall appoint a bona fide manager and shall manage as a fiduciary any and all intellectual property rights such as patents or copyrights, or other confidential information or trade secrets, disclosed or granted for use under this Subcontract, whether said Intellectual property, trade secret or confidential information is owned by Shinko or by others, including Tessera. Supplier further agrees to comply with the following;

       A. Supplier shall not exercise any Intellectual Property Right and/or Trade Secret Right for purpose other than manufacturing for Shinko as stipulated herein.

       B. Unless otherwise agreed in a writing by Tessera, Shinko or another owner of such trade secret, Supplier shall not disclose any Trade Secret including Tessera's trade secrets to any third party. Supplier also shall not grant any license or right to use same without prior written permission from Tessera or Shinko as the rightful owner of such trade secret or intellectual property.

IV. OWNERSHIP OF TRADE SECRETS AND INTELLECTUAL PROPERTY RIGHTS: In the event that Supplier manufactures materials or provides services based on Shinko's technology, technical information and/or patents, such as, but not limited to: specifications, drawings, programs, processes, then all Improvements, inventions, trade secret rights and/or intellectual property rights arising from such Supplier's manufacturing of materials or processes under such Subcontract shall be owned by Shinko, (or Tessera in the case of such arising out of Supplier's manufacturing based on Tessera's Technology, technical information and/or patents), or jointly by Shinko and Tessera if said information is jointly Shinko's and Tessera's.

V. DAMAGES SUFFERED THROUGH SUPPLIER'S BREACH OF ITS OBLIGATIONS: Supplier agrees that it shall indemnify and hold harmless Shinko and Tessera from any and all costs and damages arising from any breach by Supplier of Supplier's foregoing obligations.

VI. TERM: This Subcontract shall become effective on the Effective Date and shall remain in full force until ________________________.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subcontract as of the Effective Date.

Supplier:                               By:
         --------------------------        -----------------------------------
Address:                                Name:
        ---------------------------          ---------------------------------
                                        Title:
        ---------------------------           --------------------------------
                                        Date:
        ---------------------------          ---------------------------------


SHINKO ELECTRIC INDUSTRIES CO., LTD.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------
Date:
     ------------------------------

                                   SCHEDULE B

TESSERA, INC.
3099 Orchard Drive
San Jose, CA 95134
USA
                           STRATEGIC PARTNERSHIP PLAN


This Strategic Partnership Plan ("Plan") is entered into as of this __ day of _______, 19__ (the "Effective Date"), between TESSERA, INC., a corporation organized under the laws of Delaware, USA ("Tessera") and Strategic Partner, as identified below, to aid in the dissemination of information which will give Customer a material advantage in designing and building assemblies using Technology developed by Tessera, with reference to the following facts:

I. SCOPE

       WHEREAS, Tessera and Strategic Partner wish to ensure the most up-to-date information reasonably possible regarding products containing TCMT, TCCs, and MCMs made with TCCs; and

       WHEREAS, Tessera and Strategic Partner wish to ensure and maintain TCMT, TCC, TLS and MCM made with TCCs Specifications and Standards along with manufacturing specifications and quality standards for same;

       The Parties Hereto Agree:

II. DEFINITIONS: As used herein, the following terms shall have the following meaning:

       A. A "TCC" is an IC device which is made or packaged under or using the Technology with an array of coplanar electrical contacts or bumps on a grid spacing ("BGA") having a contact pitch less than
              1.0 millimeter. The package for a TCC is a thin compliant multilayer structure mounted to the bonding pad side of an IC die, with permanent flexible electrical connections between at least certain ones of said bumps and corresponding bonding pad(s) on said IC die, where said pad(s) can be arranged on the perimeter, or the interior, or in an area array on the surface of said IC die.

       B. "TLS" means proprietary Tessera Laminated Substrates for MCMs and IC interconnect substrates made under or using the Technology comprised of sub laminate signal layers and interconnecting interposer layers that may be individually personalized and assembled by means of lamination into electrical interconnecting substrates for use in MCMs or other IC packages.

       C. "TCMT" for ICs is Tessera Compliant Mounting Tape, a multi-layer flexible film made under or using the Technology comprising a first layer of flexible film with electrical contacts arranged in an area array, each connected to one or more flexible conductors terminating in features disposed and suitable for direct wire bonding to bonding pads of said IC, plus possible optional signal or ground plane wiring layers, and a possible layer of compliant material attached to first said layer on the side opposite the bumps on the BGA.

       D. An "MCM" is a Multi-Chip Module, an IC sub assembly (Daughter Board), made under or using the Technology comprising at least one TCC, including the first wiring substrate it may be attached to, whether permanently attached or not, and further including those ICs, TCCs, components, heat spreaders, sealing caps, and sub assemblies that are ultimately attached or connected to the same first wiring substrate (all of the foregoing and nothing else), and where said IC sub assembly is designed and intended for connection, by means of a socket or other suitable method, to a greater electronic system for data I/O, instructions, control signals, and access to system power and ground:

III. STRATEGIC PARTNER'S RIGHTS: Strategic Partner has an non-assignable right to the following information:

       A. TECHNICAL BRIEFS: Technical Briefs will be non-publicly disclosed, multi-page technical publications published at least quarterly and setting forth improvements and advanced applications in the Technology, pre-announcement information regarding new Tessera technologies and tips on using the Technology.

       B. TESSERA STANDARDS AND SPECIFICATIONS GROUPS: A "Standards Committee" established by Tessera will consist of Tessera, its Licensees and its Strategic Partners. The Standards Committee is intended to establish and promulgate uniform TCMT, TCC, TLS and MCM using TCCs Standards for use by all suppliers, licensees and customers throughout the industry through meetings held at least bi-annually and technical area user groups held more frequently but at times to be determined by the membership of the particular user group. Strategic Partners will have the opportunity to participate in the creation of new standards for applying the Technology and will have better access to other Strategic Partners. Strategic Partners will further have the opportunity to obtain current engineering specifications and participate in the creation of new or modification of current standardized engineering specifications used to describe in detail, materials and dimensions for TCMT, TCCs, TLS and MCM using TCCs sold commercially.


       C. ADVANCED TECHNOLOGIES: Strategic Partners will further be allowed specific access to Tessera's prototype line for special projects at times and pricing to be determined, in good faith, at a later time between Tessera and Strategic Partner.


IV. CONSIDERATION: In consideration for the grant of Strategic Partner's Rights in Section III, Strategic Partner agrees, in good faith, to sell its products containing the Technology to Tessera at a price either: (1) not to exceed the lowest proposed price offered or paid commercially on a direct OEM-based purchase within 90 days before or after a Tessera purchase request; or (2) a lower purchase price than under subsection (1) of this clause independently negotiated between Tessera and Strategic Partner.

V. TERM: This Plan shall become effective on the Effective Date and shall remain in full force until it automatically expires on the Fifth (5th) anniversary of the Effective Date. Prior to expiration, Strategic Partner shall have the right to extend the term of this Plan for an additional five (5) years provided Strategic Partner gives Tessera written notice of its intention to so extend.

VI. NOTICE: All Technical Briefs, notices, required documentation and correspondence in connection herewith shall be in the English language, shall be provided in writing and shall be disseminated at the Standards Committee meeting or shall be given by facsimile transmission or by registered or certified letter to Strategic Partner or to Tessera at the addresses and/or facsimile numbers set forth below.

V. LIMITATION ON DAMAGES: IN NO EVENT SHALL TESSERA BE LIABLE TO STRATEGIC PARTNER OR ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, OR NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY OR FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS PLAN, EVEN IF TESSERA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES, AND IN NO EVENT SHALL TESSERA'S AGGREGATE LIABILITY EXCEED ONE THOUSAND UNITED STATES DOLLARS.


VI. MISCELLANEOUS: This Plan embodies the entire understanding between the parties relating to the subject matter hereof as of the time of its execution. Any amendment or modification of any provision of this Plan must be in writing, dated and signed by both parties hereto. In the event that any provision of this Plan is declared invalid, illegal or unenforceable by a court or other tribunal of competent jurisdiction, such provisions shall be limited or eliminated to the minimum extent necessary so that this Plan shall otherwise remain in full force and effect. All notices if given or made by registered or certified letter shall be deemed to have been received on the earlier of the date actually received and the date three days after the same was posted and if given or made by facsimile, transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day. Strategic Partner certifies that no confidential information will be exported to any country in violation of the United States Export Administration Act and regulations thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized representatives on the Effective Date.


Strategic
Partner:                                   By:
         ------------------------------       ----------------------------------
Address:                                   Name:
        -------------------------------         --------------------------------
                                           Title:
        -------------------------------          -------------------------------
                                           Date:
        -------------------------------         --------------------------------
Facsimile:
          -----------------------------

TESSERA, INC.


By:                                          3099 Orchard Drive
   --------------------------------------
Name:                                        San Jose, California 95134
     ------------------------------------
Title:                                       Facsimile No.: 408-894-0768
      -----------------------------------